Exhibit 99.1 Letter from Deutsche Borse A.G.

                                                        DEUTSCHE
                                                        BORSE


Board of Directors                                      Deutsche Borse AG
Sequiam Corp.
300 Sunport Lane                                        Market Supervision Floor

32809 Orlando, Flordia                                  Neue Borsenstrasse 1
USA                                                     60487 Frankfurt am Main

                                                        Mailing Address
                                                        60485 Frankfurt am Main

                                                        Telephone
                                                        +49-69-211-1 49 82

INCLUSION OF YOUR COMPANY'S SHARES IN THE REGULATED     Fax
UNOFFICIAL MARKET (FREIVERKEHR) ON THE FRANKFURT        +49-69-211-1 44 11
STOCK EXCHANGE                        May 19, 2004
                                                        Internet
                                                        www.deutsche-boerse.com
Dear Sir/Madam

Pursuant to Acticle 5 of the Rules for the Regulated
Unofficial Market and Article 40 of the Rules and
Regulations for the Frankfurt Stock Exchange, we would like to inform you that your company's share are being traded on the trading floor as from May 19, 2004 and on Xetra(R), the Deutsche Borse AG electronic trading system, as from May 19, 2004.

You will find further information and the rules governing the Regulated Unofficial Market on the Deutsche Borse AG webpage.

We are happy to be at your disposal for further inquiries at any time under:
phone no. +49-(0)69-2101-4982 (Ms. Dagmar Brogsitter);
and
fax no. +49-(0)69-2101-4411.


Yours faithfully                                       Chairman of the
                                                       Supervisory Board
                                                       Dr. Rolf E. Breuer

/s/ Ulrich Zipper       /s/ Ines Herold                Executive Board
Ulrich Zipper           Ines Herold                    Werner G. Seifert
                                                       (Chief Executice Officer)
                                                       Andre Roelants
                                                       (Deputy Chief Executive
                                                       Officer)
                                                       Rudolf Ferscha
                                                       Matthias Ganz
                                                       Mathias Hlubek
                                                       Michael Kuhn

                                                       Aktiengesellschaft
                                                       mit Sitz in
                                                       Frankfurt/Main
                                                       HRB Nr. 32232


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